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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-72877, 333-83115, 333-91767, 333-30242, and 333-41482) of
Vignette Corporation and incorporation by reference in the Registration Statement on Form S-3 (No. 333-33794) of Vignette Corporation of our report dated January 17, 2003, with respect to the consolidated financial statements of Vignette Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP


Austin, Texas
March 26, 2003